SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 1, 2005
BUTLER INTERNATIONAL, INC.
(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
110 Summit Avenue, Montvale, New Jersey 07645
(Address of Principal Executive Offices/Zip Code)
Registrant’s telephone number, including area code: (201) 573-8000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

INFORMATION TO BE INCLUDED IN THE REPORT
ITEM 1.01 Entry Into a Material Definitive Agreement
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Exhibit 10.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On December 1, 2005, Butler International, Inc. (“Butler”) and General Electric Capital Corporation (“GECC”), executed a twelfth amendment and limited waiver agreement (the “Amendment”), dated November 30, 2005, to the Second Amended and Restated Credit Agreement (the “Credit Facility”) dated as of September 28, 2001. The Amendment provides for an extension of the Commitment Termination Date from July 1, 2006 to October 1, 2006 and provides for a waiver for Butler’s failure to furnish to GECC third quarter financial information and for Butler’s failure to comply with certain financial covenants. The Amendment provides that the third quarter financial information must be furnished by December 12, 2005. In addition, the Amendment provides that Butler may foreclose on its interest in Chief Executive Magazine.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (a)    Not applicable.
     (b)    Not applicable.
     (c)    Exhibits.
     The exhibit listed below is being furnished pursuant to Item 9.01.

Exhibit Number	Description

10.1	Twelfth Amendment to the Second Amended and Restated Credit Agreement, dated November 30, 2005, and executed December 1, 2005, among Butler, Butler Service Group, Inc. and GECC.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2005	BUTLER INTERNATIONAL, INC.
	By:	/s/ Edward M. Kopko
Edward M. Kopko
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Twelfth Amendment to the Second Amended and Restated Credit Agreement, dated November 30, 2005, and executed December 1, 2005, among Butler, Butler Service Group, Inc. and GECC.

5